POWER OF ATTORNEY
FOR SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

Each of the undersigned Trustees of CNI CHARTER FUNDS (the "Trust") hereby appoints RICHARD GERSHEN and CAROLYN MEAD (with full power to each of them to act alone), his or her attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statement of the Trust on Forms N-1A and N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration statement and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings or filings of proxy materials. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Each undersigned Trustee hereby executes this Power of Attorney as of this 8th day of December, 2011.

/s/	Irwin G. Barnet	/s/	William R. Sweet
	Irwin G. Barnet		William R. Sweet
	Trustee		Trustee

/s/	Vernon C. Kozlen	/s/	James R. Wolford
	Vernon C. Kozlen		James R. Wolford
	Trustee		Trustee

/s/	Victor Meschures
Victor Meschures
Trustee